CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 18, 2000, with respect to the statutory-basis financial statements of Columbus Life Insurance Company and the financial statements of Columbus Life Insurance Company Separate Account 1, in Pre-effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-47940) and related Prospectus of Columbus Life Insurance Company Separate Account 1.

                                                         /s/ Ernst & Young LLP


February 5, 2001
Cincinnati, Ohio